Exhibit 99

NEWS RELEASE


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:
Jim Kerr, 215-986-5795 jim.kerr@unisys.com


UNISYS REPORTS STRONG EARNINGS IN 2003 AND GENERATES MORE THAN $130 MILLION OF FREE CASH FLOW

COMPANY RECONFIRMS EARNINGS GUIDANCE FOR 2004

BLUE BELL, Pa., January 20, 2004 - Unisys Corporation (NYSE: UIS) today reported a strong fourth quarter of 2003, meeting its earnings per share target for both the quarter and the year and generating $134 million of free cash flow (cash from operations reduced by capital expenditures) in 2003.

For the fourth quarter of 2003, Unisys net income rose to $111.5 million, or 33 cents per diluted share, compared to fourth-quarter 2002 net income of
$89.1 million, or 27 cents per share.   The fourth-quarter 2003 results
include a tax benefit of $3.8 million, or 1 cent per share, from the positive resolution of a tax matter. Revenue for the fourth quarter of 2003 grew 5% to $1.64 billion from revenue of $1.55 billion in the year-ago period. Currency had a 6 percentage-point positive impact on the company's revenue in the fourth quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

For the full year of 2003, Unisys reported net income of $258.7 million, or 78 cents per diluted share, compared to full-year 2002 net income of $223.0 million, or 69 cents per share. Included in these results is the $3.8 million tax benefit as noted above. Revenue for the full year of 2003 rose 5% to $5.91 billion from $5.61 billion for the full year of 2002. Revenue grew 1% on a constant currency basis in 2003. At December 31, 2003, the company had approximately $9 billion of services backlog, which included $2.6 billion of unfunded U.S. government orders.

Included in the results for the fourth quarter and full year 2003 and 2002 is the impact of pension accounting. For the fourth quarter, pretax pension income declined from $34.8 million in 2002 to $0.2 million expense in 2003, a decrease of $35 million. For the full year, pretax pension income decreased from $143.5 million in 2002 to $22.6 million in 2003, a decrease of $121 million. Earnings per share excluding pension accounting increased from 39 cents in 2002 to 73 cents in 2003 and from 20 cents in the fourth quarter of 2002 to 33 cents in the fourth quarter of 2003.

COMMENTS FROM CHAIRMAN AND CEO LARRY WEINBACH

"This was a very good year for Unisys, delivering consistent results in a volatile industry environment," said Unisys Chairman and CEO Lawrence A. Weinbach. "We significantly increased our operating cash flow, generated $134 million in free cash flow, and met our earnings per share target for the year. Our earnings per share in 2003 increased 13% on a reported basis and 87% after eliminating the impact of pension accounting in both 2003 and 2002. We also continued to enhance our value-added strategy with new services and product offerings."

Weinbach said that in 2003 Unisys met each of its strategic objectives for the year. These accomplishments included:

*     double-digit growth in business process outsourcing;

* double-digit growth in enterprise security revenue with a growing base of security clients;

* a 110-basis point improvement in services operating margins, excluding the impact of pension accounting;

*     double-digit growth in ES7000 server sales;

* a reduction in selling, general and administrative (SG&A) expenses as a percentage of revenue from 17.7% in 2002 to 17.0% in 2003.

"The talent, commitment, dedication, and teamwork of our more than 37,000 employees worldwide enabled us to achieve these outstanding results in 2003," Weinbach said.

FOURTH-QUARTER COMPANY HIGHLIGHTS

U.S. revenue grew 3% to $741 million, driven by continued growth in the company's U.S. Federal government business. Revenue in international markets increased 7% to $897 million.

Due to a decline in outsourcing orders, services orders declined in the fourth quarter. Services orders, excluding outsourcing, showed double-digit growth in the fourth quarter. The timing of outsourcing deal closures can vary significantly from quarter to quarter because of the large size and extended closing process. Although outsourcing orders declined from a strong year-ago period, the company's pipeline of large deals remains strong.

The company's margins continued to improve in 2003 excluding the impact of pension accounting. On a reported basis Unisys reported an overall fourth-quarter 2003 gross profit margin of 31.2% compared to 31.7% in the year-ago period, and a fourth-quarter operating profit margin of 9.7% in both years. Excluding the impact of pension accounting in both years, fourth-quarter gross profit margins improved 90 basis points over the prior year to 31.5% while fourth-quarter operating margins improved 220 basis points to 9.7%.

SG&A expenses as a percentage of revenue declined to 16.5% in the fourth quarter of 2003 compared to 16.7% of revenue in the year-ago quarter.

FOURTH-QUARTER BUSINESS SEGMENT HIGHLIGHTS

Customer revenue in the company's services segment grew 10% in the fourth quarter, driven by strong growth in outsourcing and systems integration and consulting. On a reported basis, gross profit margins in the services business declined slightly from year-ago levels to 22.1% while services operating margins improved slightly from a year ago to 7.2%. Excluding the impact of pension accounting in both years, services gross profit margins improved to 22.6% in the fourth quarter of 2003 compared to 21.3% in the year-ago period, while services operating margins increased to 7.5% in the fourth quarter of 2003 from 5.3% in the year-ago quarter.

Customer revenue in the company's technology segment declined 9% in the fourth quarter, primarily driven by declines in specialized equipment sales. On a reported basis, gross margins in the technology business increased 2 percentage points from year-ago levels to 51.6% while technology operating margins declined 1 percentage point from a year ago to 14.6%. Excluding the impact of pension accounting in both years, technology gross margins improved to 51.4% in the fourth quarter of 2003 compared to 49.2% in the year-ago quarter, while technology operating margins increased to 13.6% in the fourth quarter of 2003 compared to 12.9% in the year-ago period.

CASH FLOW HIGHLIGHTS

Unisys generated $367 million of cash flow from operations in the fourth quarter. Capital expenditures in the fourth quarter of 2003 were $108 million, including $79 million invested in revenue-generating projects.

For the full year of 2003, Unisys generated $529 million of cash flow from operations. Capital expenditures were $395 million, including $286 million invested in revenue-generating projects. After deducting capital expenditures, Unisys generated $134 million of free cash flow and ended 2003 with $636 million of cash on hand.

PENSION PLANS AND ACCOUNTING

Unisys assumed an 8.75% expected long-term rate of return and a 6.75% discount rate for its U.S. pension plan in 2003. The company's U.S. pension plan assets returned 25% in 2003. For its U.S. pension plan in 2004, Unisys will again assume an 8.75% expected long-term rate of return. However, given the current interest rate environment, the U.S. discount rate will be reduced to 6.25%. Based on these and other assumptions, the company expects approximately $85 million of pretax pension expense in 2004 compared to pretax pension income of $22.6 million in 2003. The company paid approximately $63 million into its pension plans in 2003 and expects cash contributions of about $66 million in 2004. No cash payments were made in 2003 or are required in 2004 for the company's U.S. qualified defined benefit pension plan.

BUSINESS OUTLOOK

"We look for continued strong progress in 2004 as the market continues to improve," Weinbach said. "We have five strategic objectives for the new year: to continue double-digit growth in our annuity-based outsourcing business; to drive continued growth in our services operating margin; to accelerate growth in enterprise security; to achieve double-digit growth in our ES7000 server sales; and to continue enhancing market brand awareness of Unisys. Financially, we continue to look for mid single-digit revenue growth in 2004, with earnings per share, excluding the impact of pension accounting, of about 83 - 87 cents. In the first quarter of 2004, we expect earnings per share of about 11 - 13 cents, excluding the impact of pension accounting, on single-digit revenue growth."

CONFERENCE CALL

Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a worldwide information technology services and solutions company. Our people combine expertise in systems integration, outsourcing, infrastructure, server technology and consulting with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions, the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings, the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences, the company's ability to continue to accelerate growth in outsourcing and infrastructure services, the company's ability to drive profitable growth in systems integration and consulting, the degree of market acceptance of the company's high-end enterprise servers, the company's ability to maintain tight cost controls, the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

PRESENTATION OF INFORMATION IN THIS PRESS RELEASE

This release presents information that excludes pension income and also provides disclosure of free cash flow. These financial measures are considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, as well as disclosure of the reasons why the company uses these measures, is included in the financial information accompanying this release.

###
RELEASE NO: 01208372 (See accompanying financial information) http://www.unisys.com/about__unisys/news_a_events/01208372.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                            Three Months            Year
                          Ended December 31    Ended December 31
                         ------------------   ------------------
                           2003      2002       2003      2002
                         --------  --------   --------  --------
Revenue
  Services               $1,297.2  $1,180.3   $4,691.9  $4,285.1
  Technology                340.4     372.5    1,219.3   1,322.3
                         --------  --------   --------  --------
                          1,637.6   1,552.8    5,911.2   5,607.4
Costs and expenses
  Cost of revenue:
    Services                979.3     882.9    3,654.7   3,244.9
    Technology              147.6     178.2      541.5     674.0
                         --------  --------   --------  --------
                          1,126.9   1,061.1    4,196.2   3,918.9
  Selling, general and
    administrative          270.1     259.8    1,007.2     992.0
  Research and development   81.4      80.7      280.1     273.3
                         --------  --------   --------  --------
                          1,478.4   1,401.6    5,483.5   5,184.2
                         --------  --------   --------  --------
Operating income            159.2     151.2      427.7     423.2

Interest expense             18.3      13.3       69.6      66.5
Other income
 (expense), net              19.9      (5.0)      22.4     (23.9)
                         --------  --------   --------  --------
Income before income taxes  160.8     132.9      380.5     332.8
Provision for income taxes   49.3      43.8      121.8     109.8
                         --------  --------   --------  --------
Net income                 $111.5     $89.1     $258.7    $223.0
                         ========  ========   ========  ========
Earnings per share
Basic                      $  .34    $  .27     $  .79    $  .69
                         ========  ========   ========  ========
Diluted                    $  .33    $  .27     $  .78    $  .69
                         ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                   331,371   325,726    329,349   323,526
                         ========  ========   ========  ========
  Diluted                 337,842   326,740    332,948   324,744
                         ========  ========   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
December 31, 2003
------------------
Customer revenue      $1,637.6              $1,297.2      $340.4
Intersegment                       ($94.2)       6.7        87.5
                      --------   --------   --------    --------
Total revenue         $1,637.6     ($94.2)  $1,303.9      $427.9
                      ========   ========   ========    ========

Gross profit percent     31.2%                 22.1%       51.6%
                      ========              ========    ========
Operating profit
  percent                 9.7%                  7.2%       14.6%
                      ========              ========    ========
Three Months Ended
December 31, 2002
------------------
Customer revenue      $1,552.8              $1,180.3      $372.5
Intersegment                       ($98.9)       6.6        92.3
                      --------   --------   --------    --------
Total revenue         $1,552.8     ($98.9)  $1,186.9      $464.8
                      ========   ========   ========    ========

Gross profit percent     31.7%                 22.5%       49.8%
                      ========              ========    ========
Operating profit
  percent                 9.7%                  7.1%       15.7%
                      ========              ========    ========

Year Ended
December 31, 2003
------------------
Customer revenue      $5,911.2              $4,691.9    $1,219.3
Intersegment                      ($319.8)      25.9       293.9
                      --------   --------   --------    --------
Total revenue         $5,911.2    ($319.8)  $4,717.8    $1,513.2
                      ========   ========   ========    ========

Gross profit percent     29.0%                 20.2%       50.4%
                      ========              ========    ========
Operating profit
  percent                 7.2%                  5.0%       12.7%
                      ========              ========    ========
Year Ended
December 31, 2002
------------------
Customer revenue      $5,607.4              $4,285.1    $1,322.3
Intersegment                      ($331.9)      38.8       293.1
                      --------   --------   --------    --------
Total revenue         $5,607.4    ($331.9)  $4,323.9    $1,615.4
                      ========   ========   ========    ========

Gross profit percent     30.1%                 22.2%       46.5%
                      ========              ========    ========
Operating profit
  percent                 7.5%                  5.9%       11.7%
                      ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                        December 31, December 31,
                                           2003         2002
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $635.9       $301.8
 Accounts and notes receivable, net        1,027.8        955.6
 Inventories
   Parts and finished equipment              121.7        165.3
   Work in process and materials             116.9        127.5
 Deferred income taxes                       270.0        311.3
 Other current assets                         85.7         84.5
                                        ----------   ----------
 Total                                     2,258.0      1,946.0
                                        ----------   ----------
Properties                                 1,812.6      1,542.7
 Less accumulated depreciation
   and amortization                        1,077.3        932.9
                                        ----------   ----------
 Properties, net                             735.3        609.8
                                        ----------   ----------
Investments at equity                        153.3        111.8
Marketable software, net                     332.2        311.8
Prepaid pension cost                          55.5
Deferred income taxes                      1,384.6      1,476.0
Goodwill                                     177.5        160.6
Other long-term assets                       378.2        365.4
                                        ----------   ----------
 Total                                    $5,474.6     $4,981.4
                                        ==========   ==========

Liabilities and stockholders' equity
Current liabilities
 Notes payable                               $17.7        $77.3
 Current maturities of long-term debt          2.2          4.4
 Accounts payable                            513.8        532.5
 Other accrued liabilities                 1,305.7      1,312.8
 Income taxes payable                        214.1        228.9
                                        ----------   ----------
 Total                                     2,053.5      2,155.9
                                        ----------   ----------
Long-term debt                             1,048.3        748.0
Accrued pension liabilities                  433.6        727.7
Other long-term liabilities                  544.0        493.8
Stockholders' equity
 Common stock                                  3.3          3.3
 Accumulated deficit                        (414.8)      (673.5)
 Other capital                             3,818.6      3,763.1
 Accumulated other comprehensive loss     (2,011.9)    (2,236.9)
                                        ----------   ----------
 Stockholders' equity                      1,395.2        856.0
                                        ----------   ----------
 Total                                    $5,474.6     $4,981.4
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                                Year Ended
                                                December 31
                                             ------------------
                                               2003       2002
                                             -------    -------
Cash flows from operating activities
Net income                                    $258.7     $223.0
Add (deduct) items to reconcile
 net income to net cash provided
 by operating activities:
Depreciation and amortization
 of properties                                 184.9      154.5
Amortization:
 Marketable software                           123.6      121.0
 Deferred outsourcing contract costs            34.1       22.3
Decrease in deferred income taxes, net          57.2       39.4
(Increase) decrease in receivables, net        (67.7)     156.5
Decrease in inventories                         54.1       53.0
Increase (decrease) in accounts
 payable and other accrued liabilities          30.3     (129.2)
(Decrease) in income taxes payable              (4.8)     (15.5)
(Decrease) in other liabilities                (70.9)     (61.2)
(Increase) in other assets                     (50.9)    (251.2)
Other                                          (19.4)      11.9
                                             -------    -------
Net cash provided by operating activities      529.2      324.5
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   5,054.0    3,447.1
 Purchases of investments                   (5,122.1)  (3,485.4)
 Investment in marketable software            (144.1)    (139.9)
 Capital additions of properties              (251.3)    (196.2)
 Purchases of businesses                        (5.3)      (4.8)
                                             -------    -------
Net cash used for investing activities        (468.8)    (379.2)
                                             -------    -------
Cash flows from financing activities
 Proceeds from issuance of long-term debt      293.3
 Net (reduction in) short-term borrowings      (64.5)      (1.6)
 Proceeds from employee stock plans             31.5       29.0
 Payments of long-term debt                     (4.8)      (2.1)
                                             -------    -------
Net cash provided by financing activities      255.5       25.3
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           18.2        5.3
                                             -------    -------
Increase (decrease) in cash
  and cash equivalents                         334.1      (24.1)
Cash and cash equivalents, beginning of
 period                                        301.8      325.9
                                             -------    -------
Cash and cash equivalents, end of period      $635.9     $301.8
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension income. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension income from period to period and the non-operational nature of pension income. In addition, the release provides disclosure of free cash flow. The company defines free cash flow as net cash provided by (used for) operating activities less capital expenditures. This measure of free cash flow may not be comparable to similarly titled measures of other companies. Free cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Rather, free cash flow is presented as additional information because the company believes it to be a useful indicator of its ability to execute its business strategy without reliance on additional borrowing or the use of its cash or liquid investments. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
               CONSOLIDATED STATEMENTS OF INCOME
               (Millions, except per share data)

                                           Three Months
                                          Ended 12/31/03
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $1,637.6            $1,637.6

Costs and expenses
  Cost of revenue                    1,126.9     ($5.7)  1,121.2
  Selling, general and
    administrative                     270.1       2.1     272.2
  Research and development              81.4       3.4      84.8
                                    --------  --------  --------
                                     1,478.4      (0.2)  1,478.2
                                    --------  --------  --------
Operating income                       159.2       0.2     159.4

Interest expense                        18.3                18.3
Other income
 (expense), net                         19.9                19.9
                                    --------  --------  --------
Income before income taxes             160.8       0.2     161.0
Provision for income taxes              49.3       0.3      49.6
                                    --------  --------  --------
Net income                            $111.5     ($0.1)   $111.4
                                    ========  ========  ========
Diluted earnings per share            $  .33    $   -     $  .33
                                    ========  ========  ========

                                           Three Months
                                          Ended 12/31/02
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $1,552.8            $1,552.8

Costs and expenses
  Cost of revenue                    1,061.1     $16.8   1,077.9
  Selling, general and
    administrative                     259.8      10.1     269.9
  Research and development              80.7       8.0      88.7
                                    --------  --------  --------
                                     1,401.6      34.9   1,436.5
                                    --------  --------  --------
Operating income                       151.2     (34.9)    116.3

Interest expense                        13.3                13.3
Other income
 (expense), net                         (5.0)               (5.0)
                                    --------  --------  --------
Income before income taxes             132.9     (34.9)     98.0
Provision for income taxes              43.8     (11.5)     32.3
                                    --------  --------  --------
Net income                             $89.1    ($23.4)    $65.7
                                    ========  ========  ========
Diluted earnings per share            $  .27   ($  .07)   $  .20
                                    ========  ========  ========

                        UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
               CONSOLIDATED STATEMENTS OF INCOME
               (Millions, except per share data)

                                        Year Ended 12/31/03
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $5,911.2            $5,911.2

Costs and expenses
  Cost of revenue                    4,196.2     ($1.3)  4,194.9
  Selling, general and
    administrative                   1,007.2       9.7   1,016.9
  Research and development             280.1      14.2     294.3
                                    --------  --------  --------
                                     5,483.5      22.6   5,506.1
                                    --------  --------  --------
Operating income                       427.7     (22.6)    405.1

Interest expense                        69.6                69.6
Other income
 (expense), net                         22.4                22.4
                                    --------  --------  --------
Income before income taxes             380.5     (22.6)    357.9
Provision for income taxes             121.8      (7.2)    114.6
                                    --------  --------  --------
Net income                            $258.7    ($15.4)   $243.3
                                    ========  ========  ========
Diluted earnings per share            $  .78   ($  .05)   $  .73
                                    ========  ========  ========


                                        Year Ended 12/31/02
                                   ----------------------------
                                    US GAAP     Less    Without
                                       as     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Revenue                             $5,607.4            $5,607.4

Costs and expenses
  Cost of revenue                    3,918.9     $73.0   3,991.9
  Selling, general and
    administrative                     992.0      39.4   1,031.4
  Research and development             273.3      31.1     304.4
                                    --------  --------  --------
                                     5,184.2     143.5   5,327.7
                                    --------  --------  --------
Operating income                       423.2    (143.5)    279.7

Interest expense                        66.5                66.5
Other income
 (expense), net                        (23.9)              (23.9)
                                    --------  --------  --------
Income before income taxes             332.8    (143.5)    189.3
Provision for income taxes             109.8     (47.4)     62.4
                                    --------  --------  --------
Net income                            $223.0    ($96.1)   $126.9
                                    ========  ========  ========
Diluted earnings per share            $  .69   ($  .30)   $  .39
                                    ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                       (Millions of Dollars)

                                           Three Months
                                          Ended 12/31/03
                                   ----------------------------
                                                Less    Without
                                       As     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Services Segment
Total Revenue                       $1,303.9            $1,303.9
Gross Profit                           288.4      (6.4)    294.8
  % of revenue                          22.1%               22.6%
Operating income                        93.9      (4.4)     98.3
  % of revenue                           7.2%                7.5%

Technology Segment
Total Revenue                         $427.9              $427.9
Gross Profit                           220.8       0.7     220.1
  % of revenue                          51.6%               51.4%
Operating income                        62.3       4.2      58.1
  % of revenue                          14.6%               13.6%

Total Company
Total Revenue                       $1,637.6            $1,637.6
Gross Profit                           510.7      (5.7)    516.4
  % of revenue                          31.2%               31.5%
Operating income                       159.2      (0.2)    159.4
  % of revenue                           9.7%                9.7%

                                           Three Months
                                          Ended 12/31/02
                                   ----------------------------
                                                Less    Without
                                       As     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Services Segment
Total Revenue                       $1,186.9            $1,186.9
Gross Profit                           267.0      14.3     252.7
  % of revenue                          22.5%               21.3%
Operating income                        84.5      21.7      62.8
  % of revenue                           7.1%                5.3%

Technology Segment
Total Revenue                         $464.8              $464.8
Gross Profit                           231.4       2.5     228.9
  % of revenue                          49.8%               49.2%
Operating income                        73.1      13.2      59.9
  % of revenue                          15.7%               12.9%

Total Company
Total Revenue                       $1,552.8            $1,552.8
Gross Profit                           491.7      16.8     474.9
  % of revenue                          31.7%               30.6%
Operating income                       151.2      34.9     116.3
  % of revenue                           9.7%                7.5%

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                  SEGMENT RESULTS OF OPERATIONS
                       (Millions of Dollars)

                                        Year Ended 12/31/03
                                   ----------------------------
                                                Less    Without
                                       As     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Services Segment
Total Revenue                       $4,717.8            $4,717.8
Gross Profit                           955.3      (4.7)    960.0
  % of revenue                          20.2%               20.3%
Operating income                       236.2       4.6     231.6
  % of revenue                           5.0%                4.9%

Technology Segment
Total Revenue                       $1,513.2            $1,513.2
Gross Profit                           763.4       3.4     760.0
  % of revenue                          50.4%               50.2%
Operating income                       192.1      18.0     174.1
  % of revenue                          12.7%               11.5%

Total Company
Total Revenue                       $5,911.2            $5,911.2
Gross Profit                         1,715.0      (1.3)  1,716.3
  % of revenue                          29.0%               29.0%
Operating income                       427.7      22.6     405.1
  % of revenue                           7.2%                6.9%

                                        Year Ended 12/31/02
                                   ----------------------------
                                                Less    Without
                                       As     Pension   Pension
                                    Reported   Income    Income
                                    --------  --------  --------
Services Segment
Total Revenue                       $4,323.9            $4,323.9
Gross Profit                           957.9      63.4     894.5
  % of revenue                          22.2%               20.7%
Operating income                       256.0      92.3     163.7
  % of revenue                           5.9%                3.8%

Technology Segment
Total Revenue                       $1,615.4            $1,615.4
Gross Profit                           752.0       9.6     742.4
  % of revenue                          46.5%               46.0%
Operating income                       188.6      51.2     137.4
  % of revenue                          11.7%                8.5%

Total Company
Total Revenue                       $5,607.4            $5,607.4
Gross Profit                         1,688.5      73.0   1,615.5
  % of revenue                          30.1%               28.8%
Operating income                       423.2     143.5     279.7
  % of revenue                           7.5%                5.0%

                        UNISYS CORPORATION
             RECONCILIATION OF GAAP FINANCIAL MEASURES
                 TO NON-GAAP FINANCIAL MEASURES
                    (in millions of dollars)


Free cash flow is computed as follows:
                                                   Year
                                                   Ended
                                                12/31/2003
                                                ----------
Net cash provided by operating activities            529.2

Less: capital expenditures                          (395.4)
                                                ----------
Free cash flow                                       133.8
                                                ==========

                        UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
       FORWARD-LOOKING ESTIMATED DILUTED EARNINGS PER SHARE


                                        Three
                                        Months      Year
                                        Ending     Ending
                                       3/31/2004 12/31/2004
                                      ---------- ----------

Diluted earnings per share-
   on a GAAP basis                       .07-.09    .66-.70

Add back estimated pension expense,
   net of tax                               0.04       0.17
                                       ---------  ---------
Diluted earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)           .11-.13    .83-.87
                                       =========  =========

NOTE: See section in press release entitled
"Forward-Looking Statements".